GATELY & ASSOCIATES, LLC       Certified Public Accountants
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1248 Woodridge Court, Altamonte Springs, FL 32714
(407) 341-6942           Fax (407) 540-9612



November 2, 2006



Totalmed Systems, Inc.
1200 SE Maynard Road
Suite 203
Cary, NC 27511



This letter is to confirm that Gately & Associates, LLC has reviewed the Amendment Number 1 to the SB-2 registration statement and consents to the inclusion of the audit report dated June 15, 2006 for the audit of the company's financial statements for the periods ending December 31, 2005 and 2004.


/s/ Gately & Associates, LLC